EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
THIRD QUARTER ENDED SEPTEMBER 30, 2010

Natick, MA (October 19, 2010) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the third quarter ended September 30, 2010, as well as guidance for net sales and earnings per share (EPS) for the fourth quarter and full year 2010.

Third quarter highlights (sales growth rates are at constant currency):

•	Achieved sales of $1.916 billion, reporting GAAP earnings of $0.12 per diluted share, with adjusted EPS of $0.19 that exceeded the high end of the Company’s guidance range

•
Received FDA approval for an exclusive expanded indication for the Company’s cardiac resynchronization therapy defibrillator systems (CRT-Ds), making Boston Scientific CRT-Ds the only devices approved by the FDA for all classes of heart failure

•	Maintained leadership position in the global drug-eluting stent (DES) market with 37 percent share worldwide

•
Received CE Mark approval for expanded indications for use of the PROMUS® Element™ Everolimus-Eluting Coronary Stent System in diabetic and heart attack patients; announced positive results from the PLATINUM clinical program supporting the safety and efficacy of the PROMUS Element Stent

•	Resolved FDA corporate warning letter

•
Entered into a definitive agreement to acquire Asthmatx, Inc., the developer of a less-invasive procedure for the treatment of severe persistent asthma, the first device-based asthma treatment approved by the FDA

•	Increased worldwide Neuromodulation, Endoscopy, and Urology and Women’s Health sales mid to high single digits

“During the quarter we made good progress toward the execution of both our strategic plan and the necessary financial discipline, which resulted in a strong operating performance despite the challenges facing our industry,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific.  “These results reflect our recovery from the CRM ship hold and our successful focus on regaining share.  We also made progress on our restructuring initiatives and the realignment and diversification of our product portfolio, two essential components of our plan for future growth.”

Net sales for the third quarter of 2010 were $1.916 billion, as compared to net sales of $2.025 billion for the third quarter of 2009, a decrease of five percent on both a reported and constant currency basis.

Worldwide cardiac rhythm management (CRM) net sales for the third quarter – on a reported basis – were as follows:

(in millions)	U.S.		International		Worldwide
	Q3 2010	Q3 2009	Q3 2010	Q3 2009	Q3 2010	Q3 2009
Defibrillator systems	$280	$314	$126	$131	$406	$445
Pacemaker systems	82	90	62	73	144	163

Total CRM products	$362	$404	$188	$204	$550	$608

Worldwide coronary stent system net sales for the third quarter – on a reported basis – were as follows:

(in millions)	U.S.		International		Worldwide
	Q3 2010	Q3 2009	Q3 2010	Q3 2009	Q3 2010	Q3 2009
Drug-eluting stent systems	$199	$222	$166	$189	$365	$411
Bare-metal stent systems	11	14	20	27	31	41

Total coronary stent systems	$210	$236	$186	$216	$396	$452

On a GAAP basis, net income for the third quarter of 2010 was $190 million, or $0.12 per diluted share.  These results included intangible asset impairment charges, restructuring-related charges, discrete tax items and amortization expense (after-tax) of $106 million, or $0.07 per share, which consisted of:

•	$4 million ($5 million pre-tax) of intangible asset impairment charges;
•
$14 million ($18 million pre-tax) of restructuring and restructuring-related costs associated with the Company’s 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan;

•	$21 million of discrete tax items related to certain tax positions taken in a prior period; and
•	$109 million ($129 million pre-tax) of amortization expense.

Adjusted net income for the third quarter of 2010, excluding these charges, was $296 million, or $0.19 per share.

On a GAAP basis, net loss for the third quarter of 2009 was $94 million, or $0.06 per share.  These results included litigation- and restructuring-related net charges and amortization expense (after-tax) of $385 million, or $0.25 per share. Adjusted net income for the third quarter of 2009, excluding these net charges, was $291 million, or $0.19 per share.

“Once again our businesses generated excellent cash flow,” said Elliott.  “Going forward we expect our cash flow to provide the capital needed to fund investments in high-growth opportunities that will complement our existing product offerings, as well as consistently reduce our debt obligations.”

Fourth Quarter and Updated Full Year 2010 Guidance

The Company estimates net sales for the fourth quarter of 2010 of between $1.925 billion and $2.000 billion, as compared to net sales of $2.079 billion for the fourth quarter of 2009. Adjusted earnings, excluding restructuring and restructuring-related costs and amortization expense, are estimated to range between $0.15 and $0.18 per share, as compared to adjusted earnings of $0.20 per share in the fourth quarter of 2009. The Company estimates earnings on a GAAP basis of between $0.05 and $0.09 per share, as compared to a net loss of $0.71 per share in the fourth quarter of 2009.

The Company now estimates net sales for the full year 2010 of between $7.729 billion and $7.804 billion, as compared to net sales of $8.188 billion for the full year 2009. Adjusted earnings, excluding goodwill and intangible asset impairment charges, acquisition-related credits, restructuring and restructuring-related costs, discrete tax items and amortization expense are estimated to range between $0.63 and $0.66 per share, as compared to adjusted earnings of $0.78 per share for the full year 2009.  The Company estimates a net loss on a GAAP basis of between $0.81 and $0.77 per share, as compared to a net loss of $0.68 per share for the full year 2009.

Boston Scientific officials will be discussing these results with analysts on a conference call at 5:30 p.m. (ET) Tuesday, October 19. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings and adjusted earnings for the fourth quarter and full year 2010; our financial performance; new product approvals and sales; regulatory compliance and product removal actions; our market position; cash flow; write-down of goodwill and other asset impairments; our capacity to fund acquisitions and other investments; our ability to reduce our debt obligations; and our restructuring activities.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; clinical trial results; demographic trends; intellectual property; litigation; financial market conditions; the effect of our goodwill impairment charges and our restructuring initiatives; closing of announced acquisitions and integration of acquired companies; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see

Part I, Item IA – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of non-GAAP Financial Information

A reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company’s use of these non-GAAP measures, is included in the exhibits attached to this press release.

CONTACT: Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
in millions, except per share data	2010	2009	2010	2009

Net sales	$1,916	$2,025	$5,804	$6,109
Cost of products sold	623	629	1,939	1,867
Gross profit	1,293	1,396	3,865	4,242

Operating expenses:
Selling, general and administrative expenses	634	665	1,897	1,987
Research and development expenses	230	258	714	778
Royalty expense	39	51	147	149
Loss on program termination				16
Amortization expense	129	126	381	381
Goodwill impairment charge			1,817
Intangible asset impairment charges	5		65	10
Purchased research and development				17
Acquisition-related milestone			(250)
Restructuring charges	5	9	98	44
Litigation-related net charges		236		523
	1,042	1,345	4,869	3,905
Operating income (loss)	251	51	(1,004)	337

Other income (expense):
Interest expense	(91)	(91)	(286)	(285)
Other, net	3	(4)	(2)	(13)
Income (loss) before income taxes	163	(44)	(1,292)	39
Income tax (benefit) expense	(27)	50	9	(12)
Net income (loss)	$190	$(94)	$(1,301)	$51

Net income (loss) per common share — basic	$0.13	$(0.06)	$(0.86)	$0.03
Net income (loss) per common share — assuming dilution	$0.12	$(0.06)	$(0.86)	$0.03

Weighted-average shares outstanding
Basic	1,519.8	1,509.3	1,517.0	1,507.0
Assuming dilution	1,529.3	1,509.3	1,517.0	1,514.4

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

in millions, except share data	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$624	$864
Trade accounts receivable, net	1,317	1,375
Inventories	923	920
Deferred income taxes	480	572
Prepaid expenses and other current assets	212	330
Total current assets	3,556	4,061

Property, plant and equipment, net	1,712	1,728
Goodwill	10,592	12,404
Other intangible assets, net	6,291	6,731
Other long-term assets	335	253
	$22,486	$25,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current debt obligations	$904	$3
Accounts payable	195	212
Accrued expenses	1,604	2,609
Other current liabilities	252	198
Total current liabilities	2,955	3,022

Long-term debt	5,133	5,915
Deferred income taxes	1,924	1,875
Other long-term liabilities	1,436	2,064

Commitments and contingencies

Stockholders’ equity
Preferred stock, $ .01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $ .01 par value - authorized 2,000,000,000 shares, issued 1,519,963,601 shares as of September 30, 2010 and 1,510,753,934 shares as of December 31, 2009	15	15
Additional paid-in capital	16,198	16,086
Accumulated deficit	(5,058)	(3,757)
Other stockholders’ deficit	(117)	(43)
Total stockholders’ equity	11,038	12,301
	$22,486	$25,177

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2010		2009			2010			2009
in millions, except per share data	Net income	Impact per diluted share	Net (loss) income	Impact per diluted share		Net (loss) income	Impact per diluted share		Net income	Impact per diluted share
GAAP results	$190	$0.12	$(94)	$(0.06)		$(1,301)	$(0.86)		$51	$0.03
Non-GAAP adjustments:
Goodwill impairment charge						1,817	1.20	*
Intangible asset impairment charges	4	0.00				55	0.03	*	8	0.01
Acquisition-related (credits) charges						(216)	(0.14	)*	17	0.01
Divestiture-related gains									(2)	(0.00)
Restructuring-related charges	14	0.01	21	0.01	*	99	0.06	*	69	0.05
Litigation-related net charges			257	0.17	*				497	0.33
Discrete tax items	(21)	(0.01)				(21)	(0.01	)*	(74)	(0.05)
Amortization expense	109	0.07	107	0.07	*	304	0.20	*	312	0.20
Adjusted results	$296	$0.19	$291	$0.19		$737	$0.48		$878	$0.58

* Assumes dilution of 10.9 million shares for the three months ended September 30, 2009 and 9.2 million shares for the nine months ended September 30, 2010 for all or a portion of these non-GAAP adjustments.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended		Nine Months Ended
(in millions)	September 30,		September 30,
	2010	2009	2010	2009
Goodwill impairment charge:
Goodwill impairment charge			$1,817
			1,817
Income tax benefit (a)
Goodwill impairment charge, net of tax			$1,817

Intangible asset impairment charges:
Intangible asset impairment charges	$5		$65	$10
Income tax benefit (a)	(1)		(10)	(2)
Intangible asset impairment charges, net of tax	$4		$55	$8

Acquisition-related (credits) charges:
Purchased research and development				$17
Acquisition-related milestone			$(250)
			(250)	17
Income tax expense (a)			34
Acquisition-related (credits) charges, net of tax			$(216)	$17

Divestiture-related gains:
Gain on sale of investments (b)				$(3)
Income tax expense (a)				1
Divestiture-related gains, net of tax				$(2)

Restructuring-related charges:
Restructuring charges	$5	$9	$98	$44
Restructuring-related charges (c)	13	19	41	50
	18	28	139	94
Income tax benefit (a)	(4)	(7)	(40)	(25)
Restructuring-related charges, net of tax	$14	$21	$99	$69

Litigation-related net charges:
Litigation-related credits		$(60)		$(60)
Litigation-related charges		296		583
		236		523
Income tax expense (benefit) (a)		21		(26)
Litigation-related net charges, net of tax		$257		$497

Discrete tax items:
Income tax benefit (a)	$(21)		$(21)	$(74)

Amortization expense:
Amortization expense	$129	$126	$381	$381
Income tax benefit (a)	(20)	(19)	(77)	(69)
Amortization expense, net of tax	$109	$107	$304	$312

(a) Amounts are tax effected at the Company’s effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, “General Methodology and Use of Estimated Annual Effective Tax Rate.”
(b) Recorded to other, net.
(c) In the third quarter of 2010, recorded $12 million to cost of products sold and $1 million to selling, general and administrative expenses. In the third quarter of 2009, recorded $13 million to cost of products sold; $5 million to selling, general and administrative expenses; and $1 million to research and development expenses. In the first nine months of 2010, recorded $38 million to cost of products sold and $3 million to selling, general and administrative expenses. In the first nine months of 2009, recorded $36 million to cost of products sold; $11 million to selling, general and administrative expenses; and $3 million to research and development expenses.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported		Constant
	September 30,		Currency		Currency
in millions	2010	2009	Basis		Basis

United States	$1,102	$1,167	(6	) %	(6	) %

EMEA	395	438	(10	) %	(3	) %
Japan	234	243	(4	) %	(12	) %
Inter-Continental	185	175	6%		1%
International	814	856	(5	) %	(5	) %

Subtotal	1,916	2,023	(5	) %	(5	) %

Divested Businesses	0	2	N/A		N/A

Worldwide	$1,916	$2,025	(5	) %	(5	) %

			Change
	Three Months Ended		As Reported		Constant
	September 30,		Currency		Currency
in millions	2010	2009	Basis		Basis

Cardiac Rhythm Management	$550	$608	(10	) %	(8	) %

Interventional Cardiology	614	682	(10	) %	(11	) %
Peripheral Interventions	167	164	2%		2%
Cardiovascular Group	781	846	(8	) %	(8	) %

Electrophysiology	36	38	(6	) %	(6	) %

Neurovascular	79	85	(7	) %	(8	) %

Endoscopy	269	260	4%		4%
Urology/ Women’s Health	122	114	7%		6%
Endosurgery Group	391	374	5%		5%

Neuromodulation	79	72	9%		9%

Subtotal	1,916	2,023	(5	) %	(5	) %

Divested Businesses	0	2	N/A		N/A

Worldwide	$1,916	$2,025	(5	) %	(5	) %

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Nine Months Ended		As Reported		Constant
	September 30,		Currency		Currency
in millions	2010	2009	Basis		Basis

United States	$3,244	$3,530	(8	) %	(8	) %

EMEA	1,305	1,353	(4	) %	(2	) %
Japan	707	726	(3	) %	(8	) %
Inter-Continental	544	491	11%		1%
International	2,556	2,570	(1	) %	(3	) %

Subtotal	5,800	6,100	(5	) %	(6	) %

Divested Businesses	4	9	N/A		N/A

Worldwide	$5,804	$6,109	(5	) %	(6	) %

			Change
	Nine Months Ended		As Reported		Constant
	September 30,		Currency		Currency
in millions	2010	2009	Basis		Basis

Cardiac Rhythm Management	$1,615	$1,806	(11	) %	(11	) %

Interventional Cardiology	1,961	2,155	(9	) %	(11	) %
Peripheral Interventions	498	493	1%		0%
Cardiovascular Group	2,459	2,648	(7	) %	(9	) %

Electrophysiology	111	112	(1	) %	(2	) %

Neurovascular	248	259	(4	) %	(7	) %

Endoscopy	794	737	8%		7%
Urology/ Women’s Health	354	333	6%		5%
Endosurgery Group	1,148	1,070	7%		6%

Neuromodulation	219	205	6%		6%

Subtotal	5,800	6,100	(5	) %	(6	) %

Divested Businesses	4	9	N/A		N/A

Worldwide	$5,804	$6,109	(5	) %	(6	) %

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q3 2010 Net Sales as compared to Q3 2009
	Change		Estimated Impact of Foreign Currency
in millions	As Reported Currency Basis	Constant Currency Basis

United States	$(65)	$(65)

EMEA	(43)	(10)	$(33)
Japan	(9)	(29)	20
Inter-Continental	10	1	9
International	(42)	(38)	(4)

Subtotal	(107)	(103)	(4)

Divested Businesses	(2)	(2)	0

Worldwide	$(109)	$(105)	$(4)

	Q3 2010 Net Sales as compared to Q3 2009
	Change		Estimated Impact of Foreign Currency
in millions	As Reported Currency Basis	Constant Currency Basis

Cardiac Rhythm Management	$(58)	$(47)	$(11)

Interventional Cardiology	(68)	(73)	5
Peripheral Interventions	3	3	0
Cardiovascular Group	(65)	(70)	5

Electrophysiology	(2)	(2)	0

Neurovascular	(6)	(7)	1

Endoscopy	9	9	0
Urology/ Women’s Health	8	7	1
Endosurgery Group	17	16	1

Neuromodulation	7	7	0

Subtotal	(107)	(103)	(4)

Divested Businesses	(2)	(2)	0

Worldwide	$(109)	$(105)	$(4)

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q3 2010 YTD Net Sales as compared to Q3 2009
	Change		Estimated Impact of Foreign Currency
in millions	As Reported Currency Basis	Constant Currency Basis

United States	$(286)	$(286)

EMEA	(48)	(21)	$(27)
Japan	(19)	(59)	40
Inter-Continental	53	3	50
International	(14)	(77)	63

Subtotal	(300)	(363)	63

Divested Businesses	(5)	(5)	0

Worldwide	$(305)	$(368)	$63

	Q3 2010 YTD Net Sales as compared to Q3 2009
	Change		Estimated Impact of Foreign Currency
in millions	As Reported Currency Basis	Constant Currency Basis

Cardiac Rhythm Management	$(191)	$(192)	$1

Interventional Cardiology	(194)	(230)	36
Peripheral Interventions	5	(2)	7
Cardiovascular Group	(189)	(232)	43

Electrophysiology	(1)	(2)	1

Neurovascular	(11)	(17)	6

Endoscopy	57	50	7
Urology/ Women’s Health	21	17	4
Endosurgery Group	78	67	11

Neuromodulation	14	13	1

Subtotal	(300)	(363)	63

Divested Businesses	(5)	(5)	0

Worldwide	$(305)	$(368)	$63

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Q4 2010 Estimate		Full Year 2010 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.05	$0.09	$(0.81)	$(0.77)

Goodwill impairment charge			1.20	1.20
Intangible asset impairment charges			0.03	0.03
Acquisition-related credit			(0.14)	(0.14)
Estimated restructuring-related charges	0.02	0.01	0.08	0.07
Discrete tax items			(0.01)	(0.01)
Estimated amortization expense	0.08	0.08	0.28	0.28

Adjusted results	$0.15	$0.18	$0.63	$0.66

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s condensed consolidated financial statements presented on a GAAP basis; the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per share is GAAP net income per share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the three and nine months ended September 30, 2010 and 2009 and for the forecasted three month period ending December 31, 2010 and full year ending December 31, 2010, as well as reasons for excluding each of these individual items:

•
Goodwill and other intangible asset impairment charges - These amounts represent non-cash write-downs of certain of the Company’s goodwill and intangible assets balances attributable to its U.S. Cardiac Rhythm Management business unit. Following the Company’s acquisition of Guidant Corporation in 2006, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of these charges from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, these charges are excluded from management’s assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Acquisition-related (credits) charges – These adjustments consist of purchased research and development and a gain on an acquisition-related milestone receipt. Purchased research and development is a highly variable charge based on the extent and nature of external technology acquisitions during the period. The acquisition-related gain resulted from a receipt related to Guidant Corporation’s sale of its vascular intervention and endovascular solutions businesses to Abbott Laboratories. These adjustments are not indicative of future operating results. Management removes the impact of these (credits) charges from the Company’s operating results to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

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Divestiture-related gains – These amounts represent gains and related tax impacts that the Company recognized related to the sale of certain non-strategic investments. The sale of these non-strategic investments was completed during 2009. These gains are not indicative of future operating performance and are not used by management to assess operating performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

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Restructuring and restructuring-related costs – These adjustments represent primarily severance, asset write-offs, costs to transfer production lines from one facility to another, and other costs associated with the Company’s 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan. These expenses are excluded by management in assessing the Company’s operating performance, as well as from the Company’s operating segments’ measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

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Litigation-related net charges – These amounts are attributable to certain patent litigation and other legal matters. The credit in the third quarter of 2009 represents the reduction of previously recorded reserves associated with certain litigation matters, and the charges during the first and third quarters of 2009 represent significant charges which do not reflect expected on-going operating expenses. Accordingly, management excluded these charges (credits) for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

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Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of acquisitions or as a result of divestiture- and litigation-related charges or credits, or restructuring and restructuring-related costs. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

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Amortization expense - Amortization expense is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management’s assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded amortization expense for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

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Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation from or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

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Amortization expense and goodwill and other intangible asset impairment charges, though not directly affecting Boston Scientific’s cash flows, represent a net reduction in value of goodwill and other intangible assets. The net loss associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full effect of the reduction in value of those assets.

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Items such as purchased research and development, the gain on acquisition-related milestone receipt and divestiture-related gains reflect economic costs and benefits to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

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Items such as restructuring and restructuring-related costs, litigation-related net charges, and discrete tax items that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

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Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance.